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                                                                  Exhibit (h)(2)


                              EXCELSIOR FUNDS TRUST
                                 AMENDMENT NO. 1
                                       TO
                  FUND ACCOUNTING AND ADMINISTRATION AGREEMENT


        WHEREAS, Excelsior Funds Trust (the "Company"), SEI Investments Global Fund Services (formerly SEI Investments Mutual Funds Services) ("SEI"), Federation Services Company ("FSC") and U.S. Trust Company, N.A. (formerly U.S. Trust Company) ("UST") desire to amend the Fund Accounting and Administration Agreement dated as of June 4, 2001 (the "Agreement") by and among them to update certain contact information and to include the Enhanced Tax Managed International Fund and the Equity Income Fund as investment portfolios of the Company covered by the Agreement; and

        WHEREAS, the Fund Accounting and Administration Agreement, as expressly amended hereby, shall continue in full force and effect.

        The parties hereto, intending to be legally bound hereby, agree that the Agreement is amended as follows:

        The name and address provided in Section 9 of the Agreement regarding copies of notice to the Company, shall be revised to read as follows:

        With Copies to:

        Michael R. Rosella, Esq.
        Paul, Hastings, Janofsky & Walker LLP
        75 East 55th Street
        New York, New York  10022
        Telecopier Number:  (212) 319-4090

        The names of each series of the Company as listed in Exhibits A, B and C to the Agreement are hereby amended and restated as follows:

                               Excelsior Funds Trust

                Equity Fund
                Income Fund
                Total Return Bond Fund
                Mid Cap Value Fund
                Optimum Growth Fund
                High Yield Fund
                International Equity Fund
                Enhanced Tax Managed International Fund
                Equity Income Fund




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        IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Agreement to be executed by their officers designated below as of September 30, 2003.

                                            EXCELSIOR FUNDS TRUST

                                            /s/ Frank Bruno
                                            ------------------------------------
                                            Name:  Frank Bruno
                                            Title: VP & AT



                                            SEI INVESTMENTS GLOBAL FUND SERVICES

                                            /s/ Stephen G. Meyer
                                            ------------------------------------
                                            Name:  Stephen G. Meyer
                                            Title: Executive Vice President



                                            FEDERATED SERVICES CORPORATION

                                            /s/ Charles L. Davis Jr.
                                            ------------------------------------
                                            Name:  Charles L. Davis Jr.
                                            Title: Vice President



                                            U.S. TRUST COMPANY, N.A.

                                            /s/ Neil M. McDonnell
                                            ------------------------------------
                                            Name:  Neil M. McDonnell
                                            Title: SVP & CFO